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                                 March 6, 1997



NASDAQ Stock Market, Inc.
1735 K Street N.W.
Washington, D.C.  20006

Attn: Steven Brown
      Senior Analyst
      Listings Department

Dear Mr. Brown:

     In consideration of the NASDAQ Stock Market accepting for listing up to 1,725,000 Units of the securities of Racom Systems, Inc. (the "Company"), each Unit consisting of one share of Common Stock and one common stock purchase warrant, the Company and Spencer Edwards, Inc. (the
"Representative") agree as follows.

     The Company and the Representative agree to restrict the sale of the 260,000 Bridge Warrants (as described in the Company's Registration Statement dated February 20, 1997) for a period of one year from the effective date of the subject Registration Statement. During the one year restriction period, the holders of the Bridge Warrants will not be allowed to sell, assign, pledge, hypothecate, exercise or otherwise transfer the Bridge Warrants or the Common Stock underlying the Bridge Warrants except by will or operation of law. The Company agrees to provide written instructions to the transfer agent, in the form attached hereto, advising the transfer agent to place a restrictive legend on the certificates representing Bridge Warrants restricting the transfer of the subject Bridge Warrants, as described herein.

                                            Very truly yours,

SPENCER EDWARDS, INC.                       RACOM SYSTEMS, INC.


                                            /s/ RICHARD L. HORTON
Edward Price                                Richard L. Horton
President                                   Chief Executive Officer